UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2011

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois

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(State or Other Jurisdiction of Incorporation)

0-31248	36-2554642
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(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's   telephone   number,   including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                             Entry into a Material Definitive Agreement.

On September 1, 2011, ALFS, Inc. (“ALFS”) entered into an Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements (“Assignment and Delegation Agreement”), with the Registrant, Allstate Life Insurance Company of New York (“ALNY”), Allstate Distributors, LLC (“ADLLC” ), Charter National Life Insurance Company (“Charter”), Intramerica Life Insurance Company (“Intramerica”), Allstate Financial Services, LLC (“AFS”), and Lincoln Benefit Life Company (“LBL”) (collectively, “the Parties.”)  Both ALFS and ADLLC are registered broker-dealers, and ALFS is being merged into ADLCC in order to streamline corporate structure as well as enhance administrative simplicity and to better reflect the Registrant’s business strategy.  The Parties have previously entered into various administrative service agreements, principal underwriting agreements, selling agreements, information sharing, and wholesaling agreements (collectively “Agreements”).  Under the Assignment and Delegation Agreement, ALFS assigns its rights and delegates its duties to ADLLC under the Agreements, and ADLLC accepts assignment of ALFS rights and duties under the Agreements.    The foregoing description of the Assignment and Delegation Agreement is qualified in its entirety by reference to the full text of the Assignment and Delegation Agreement attached as Exhibit 10.1, which is incorporated herein by reference.

The Registrant is an indirect, wholly owned subsidiary of The Allstate Corporation.  ALFS, ALNY, ADLLC, Charter, Intramerica, and LBL are wholly owned subsidiaries of the Registrant.  AFS is a wholly-owned subsidiary of Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

10.1	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Jennifer M. Hager
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	Name:	Jennifer M. Hager
	Title:	Assistant Secretary

Date: September 1, 2011